	Exhibit 99.2 PG&E Corporation Supplemental Earnings Materials for the Quarter and Year Ended December 31, 2011 Table of Contents	PAGE

Table 1	PG&E Corporation Earnings from Operations and GAAP Income	2

Table 2	Pacific Gas and Electric Company Earnings from Operations and GAAP Income	3

Table 3	Key Drivers of Earnings per Share from Operations	4

Table 4	Performance Metrics	5-6

Table 5	Operating Statistics	7

Table 6	Cautionary Language Regarding Forward-Looking Statements on Tables 7 and 8	8-9

Table 7	EPS Guidance and Reconciliation to GAAP	10

Table 8	Earnings Sensitivities	11

Table 9	Cash Flow Sources and Uses	12

Table 10	Description of Selected Regulatory Cases	13-14

CONSOLIDATED FINANCIAL STATEMENTS

PG&E Corporation

Table 11	Consolidated Statements of Income	15

Table 12	Consolidated Balance Sheets	16-17

Table 13	Consolidated Statements of Cash Flows	18-19

Table 14	Consolidated Statements of Shareholders Equity	20-21

Pacific Gas and Electric Company

Table 15	Consolidated Statements of Income	22

Table 16	Consolidated Balance Sheets	23-24

Table 17	Consolidated Statements of Cash Flows	25-26

Table 18	Consolidated Statements of Shareholders Equity	27

Table 1: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”)
Fourth Quarter and Year-to-Date, 2011 vs. 2010
(in millions, except per share amounts)

	Three months ended December 31,				Twelve months ended December 31,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2011	2010	2011	2010	2011	2010	2011	2010

PG&E Corporation Earnings from Operations (1)	$ 366	$ 277	$ 0.89	$ 0.70	$ 1,438	$ 1,331	$ 3.58	$ 3.42
Items Impacting Comparability: (2)
Natural gas matters (3)	(283)	(27)	(0.69)	(0.07)	(520)	(168)	(1.30)	(0.43)
Environmental-related costs (4)	-	-	-	-	(74)	-	(0.18)	-
Statewide ballot initiative (5)	-	-	-	-	-	(45)	-	(0.12)
Federal healthcare law (6)	-	-	-	-	-	(19)	-	(0.05)
PG&E Corporation Earnings on a GAAP basis	$ 83	$ 250	$ 0.20	$ 0.63	$ 844	$ 1,099	$ 2.10	$ 2.82

(1) “Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2) Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

(3) During the three and twelve months ended December 31, 2011, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (“Utility”) incurred net costs of $283 million and $520 million, after-tax, respectively, in connection with natural gas matters.  These amounts included pipeline-related costs to review records, validate operating pressures, conduct hydrostatic pressure tests, inspect pipelines, and perform other activities associated with safety improvements to the Utility’s natural gas pipeline system to comply with orders issued by the California Public Utilities Commission (“CPUC”) and recommendations made by the National Transportation Safety Board (“NTSB”) following the rupture of one of the Utility’s natural gas transmission pipelines in San Bruno, California on September 9, 2010 (“the San Bruno accident”).  These amounts also included a provision for the minimum amount of reasonably estimable penalties deemed probable of being imposed on the Utility in connection with the CPUC’s pending investigations and the Utility’s self-reported violations regarding natural gas operating practices.  In addition, these amounts included an increase in the provision for estimated third-party claims related to the San Bruno accident, reflecting new information regarding the nature of claims filed against the Utility, experience to date resolving cases, and developments in the litigation and regulatory proceedings.  Costs incurred for the three and twelve months ended December 31, 2011 were partially offset by insurance recoveries.

(after-tax)	Three months ended December 31, 2011	Twelve months ended December 31, 2011
Pipeline-related costs	$ (106)	$ (287)
Penalties	(200)	(200)
Third-party claims	-	(92)
Insurance recoveries	23	59
Natural gas matters	$ (283)	$ (520)

(4) During the twelve months ended December 31, 2011, the Utility recorded a charge of $74 million, after-tax, for environmental remediation and other estimated liabilities associated with the Utility's natural gas compressor site located near Hinkley, California.

(5) During the twelve months ended December 31, 2010, the Utility contributed $45 million to support Proposition 16 - The Taxpayers Right to Vote Act.

(6) During the twelve months ended December 31, 2010, the Utility recognized a charge of $19 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

Table 2: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for
Common Stock in Accordance with GAAP
Fourth Quarter and Year-to-Date, 2011 vs. 2010
(in millions)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Pacific Gas and Electric Company Earnings from Operations (1)	$ 368	$ 276	$ 1,425	$ 1,339
Items Impacting Comparability: (2)
Natural gas matters (3)	(283)	(27)	(520)	(168)
Environmental-related costs (4)	-	-	(74)	-
Statewide ballot initiative (5)	-	-	-	(45)
Federal healthcare law (6)	-	-	-	(19)
Pacific Gas and Electric Company Earnings on a GAAP basis	$ 85	$ 249	$ 831	$ 1,107

(1) “Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

(2) Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Stock as reported in accordance with GAAP.

(3) During the three and twelve months ended December 31, 2011, the Utility incurred net costs of $283 million and $520 million, after-tax, respectively, in connection with natural gas matters.  These amounts included pipeline-related costs to review records, validate operating pressures, conduct hydrostatic pressure tests, inspect pipelines, and perform other activities associated with safety improvements to the Utility’s natural gas pipeline system to comply with orders issued by the CPUC and recommendations made by the NTSB following the rupture of one of the Utility’s natural gas transmission pipelines in the San Bruno accident.  These amounts also included a provision for the minimum amount of reasonably estimable penalties deemed probable of being imposed on the Utility in connection with the CPUC’s pending investigations and the Utility’s self-reported violations regarding natural gas operating practices.  In addition, these amounts included an increase in the provision for estimated third-party claims related to the San Bruno accident, reflecting new information regarding the nature of claims filed against the Utility, experience to date resolving cases, and developments in the litigation and regulatory proceedings.  Costs incurred for the three and twelve months ended December 31, 2011 were partially offset by insurance recoveries.

(after-tax)	Three months ended December 31, 2011	Twelve months ended December 31, 2011
Pipeline-related costs	$ (106)	$ (287)
Penalties	(200)	(200)
Third-party claims	-	(92)
Insurance recoveries	23	59
Natural gas matters	$ (283)	$ (520)

(4) During the twelve months ended December 31, 2011, the Utility recorded a charge of $74 million, after-tax, for environmental remediation and other estimated liabilities associated with the Utility's natural gas compressor site located near Hinkley, California.

(5) During the twelve months ended December 31, 2010, the Utility contributed $45 million to support Proposition 16 - The Taxpayers Right to Vote Act.

(6) During the twelve months ended December 31, 2010, the Utility recognized a charge of $19 million triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

Table 3: Key Drivers of PG&E Corporation Earnings per Common Share (“EPS”) from Operations
Fourth Quarter and Year-to-Date, 2011 vs. 2010
($/Share, Diluted)

Fourth Quarter 2010 EPS from Operations (1)	$ 0.70

Increase in rate base earnings	0.10
Nuclear refueling outage (2)	0.06
SmartMeter TM (2)	0.05
Litigation and regulatory matters	0.04
Storm and outage expenses	0.01

Miscellaneous items	(0.04)
Increase in shares outstanding	(0.03)
Fourth Quarter 2011 EPS from Operations (1)	$ 0.89

2010 YTD EPS from Operations (1)	$ 3.42

Increase in rate base earnings	0.41
SmartMeter TM (2)	0.05

Litigation and regulatory matters	(0.07)
Storm and outage expenses	(0.05)
Gas transmission revenues	(0.05)
Miscellaneous items	(0.01)
Increase in shares outstanding	(0.12)
2011 YTD EPS from Operations (1)	$ 3.58

(1)	See Table 1 for a reconciliation of EPS from Operations to EPS on a GAAP basis.
(2)	Costs incurred in 2010 with no similar costs in 2011.

Table 4: Operational Performance Metrics
Fourth Quarter Year-to-Date Actual 2011 vs. Targets 2011

			2011
		Percentage Weight (1)	YTD Actual	Target

1.	Earnings from Operations (in millions)	50%	$ 1,438	See note (2)

2.	Operational Excellence Index	25%	0.891	1.000

3.	Customer Satisfaction & Brand Health Index	15%	73.0	75.3

4.	Employee Engagement Index	5%	67.23%	69.59%

5.	Environmental Leadership Index	5%	0.73	1.00

(1)
Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for all PG&E officers, other non-bargaining unit employees, and select bargaining unit employees (where negotiated).

(2)
The 2011 target for earnings from operations is not publicly reported but is consistent with the guidance range originally provided for 2011 EPS from operations of $3.65 to $3.80.  The last applicable guidance range provided for 2011 EPS from operations was $3.45 to $3.60.

DEFINITIONS OF 2011 OPERATIONAL PERFORMANCE METRICS FROM TABLE 4:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Tables 1 and 2 above.

2.	Operational Excellence Index:

The Operational Excellence Index is a composite of categories outlined below.  Overall, these metrics provide a balanced view on electric reliability, gas reliability, and safety.  A higher index score indicates better performance in operational excellence.
1. System Average Interruption Frequency Index (“SAIFI”) – 20% weight
2. Customer Average Interruption Duration Index (“CAIDI”) – 20% weight
3. Gas Emergency Response – 10% weight
4. Gas Transmission and Distribution Leak Survey Quality – 10% weight
5. Occupational Safety & Health Administration (“OSHA”) Recordable Rate – 30% weight
6. Motor Vehicle Incident (“MVI”) Rate – 10% weight

SAIFI is a measure of the frequency that customers experience electrical outages.  CAIDI is a measure of the average duration of electrical outages.  Gas Emergency Response indicates how often calls that require immediate response are responded to within one hour.  The Gas Transmission and Distribution Leak Survey Quality metric is a composite that measures both the quality of gas leak survey assessments as well as the number of those assessments.  The OSHA Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees per year.  The MVI Rate measures the number of chargeable motor vehicle incidents per 1 million miles driven.  A chargeable incident is one where the Company driver could have prevented an incident, but failed to take reasonable steps to do so.

3.	Customer Satisfaction & Brand Health Index:

The Customer Satisfaction & Brand Health Index is a combination of a Customer Satisfaction Score, which has a 75 percent weighting and a Brand Favorability Score, which has a 25 percent weighting in the composite.  The Customer Satisfaction Score is a measure of overall satisfaction with the Utility’s operational performance in delivering services such as reliability, pricing of services, and customer service experience.  The Brand Favorability Score is a measure of the overall favorability towards the Utility’s brand, and measures the emotional connection that customers have with the brand and is based on assessing perceptions regarding the Utility’s images, such as trust, heritage, and social responsibility.  The Customer Satisfaction & Brand Health Index measures residential, small business, and medium business customer perceptions with weightings of 60 percent for residential customers and 40 percent for business customers.  A higher index score indicates better performance in customer satisfaction and brand health. The year end score is the average result of four quarterly surveys conducted by an independent third party.

4.	Employee Engagement Index:

The Employee Engagement Score is derived by averaging the percent favorable responses to 8 survey items included in PG&E’s annual employee Premier Survey conducted by an independent third party.  A higher score indicates better performance in employee engagement.

5.	Environmental Leadership Index:

The Environmental Leadership Index is a combination of environmental compliance, which has a 50 percent weighting and operational footprint, which has a 50 percent weighting in the composite.  The environmental compliance is determined by the number of Notice of Violations (“NOVs”) that PG&E receives resulting from agency inspections.  The operational footprint is measured by reducing energy and water use, and increasing the diversion of solid waste at company facilities.  A higher index score indicates better performance in environmental leadership.

Table 5: Pacific Gas and Electric Company Operating Statistics
Fourth Quarter and Year-to-Date, 2011 vs. 2010

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Electric Sales (in millions kWh)
Residential	7,503	7,705	30,871	30,744
Commercial	8,223	8,424	32,842	32,863
Industrial	3,728	3,813	14,498	14,415
Agricultural	1,076	1,122	4,692	5,071
BART, public street and highway lighting	174	239	781	815
Other Electric Utilities	2	-	4	-
Sales from Energy Deliveries	20,706	21,303	83,688	83,908

Total Electric Customers at December 31			5,188,638	5,169,298

Bundled Gas Sales (in millions MCF)
Residential	50	49	201	195
Commercial	13	14	53	54
Total Bundled Gas Sales	63	63	254	249
Transportation Only	134	141	516	565
Total Gas Sales	197	204	770	814

Total Gas Customers at December 31			4,327,407	4,311,343

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	4,993	3,690	18,566	18,431
Hydro (net)	2,018	2,568	11,652	10,061
Fossil	2,055	1,185	5,103	3,789
Solar	17	-	24	-
Total Utility Generation	9,083	7,443	35,345	32,281
Purchased Power
Qualifying Facilities, including renewable resources	2,864	2,934	13,331	13,706
Irrigation Districts	378	637	4,335	3,217
Renewable Resources, excluding QFs	2,321	2,252	9,471	8,026
Other Purchased Power	2,224	2,134	8,797	6,381
Spot Market Purchases/Sales, net	2,589	4,313	6,024	13,507
Total Purchased Power	10,376	12,270	41,958	44,837

Delivery from DWR	529	1,023	2,433	4,274
Delivery to Direct Access Customers	2,236	1,796	8,494	6,075
Other (includes energy loss)	(1,518)	(1,229)	(4,542)	(3,559)
Total Electric Energy Delivered	20,706	21,303	83,688	83,908

Diablo Canyon Performance
Overall capacity factor (including refuelings)	100%	75%	95%	95%
Refueling outage period	None	10/2/10-11/13/10	5/1/11-6/5/11	10/2/10-11/13/10
Refueling outage duration during the period (days)	None	41.8	35.8	41.8

Table 6: Cautionary Language Regarding Forward-Looking Statements on Tables 7 and 8

Management's statements regarding guidance for earnings from operations per common share for PG&E Corporation and general earnings sensitivities constitute forward-looking statements that are based on current expectations and various assumptions and estimates that management believes are reasonable. These statements, assumptions, and estimates reflect management’s judgment and opinions and are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•
the outcomes of pending and future investigations and regulatory proceedings related to the San Bruno accident, and the safety of the Utility’s natural gas pipelines in its service territory; the ultimate amount of costs the Utility incurs for natural gas matters that are not recovered through rates; the ultimate amount of third-party claims associated with the San Bruno accident that are not recovered through insurance; and the amount of any civil or criminal penalties, or punitive damages the Utility may incur related to these matters, including the amount of penalties that the CPSD may impose on the Utility for violations of natural gas safety regulations;

•	the outcome of future investigations or proceedings that may be commenced by the CPUC or other regulatory authorities relating to the Utility’s compliance with law, rules, regulations, or orders applicable to the operation, inspection, and maintenance of its electric and gas facilities (in addition to investigations or proceedings related to the San Bruno accident and natural gas matters);

•	whether PG&E Corporation and the Utility are able to repair the reputational harm that they have suffered which, in part, will depend on their ability to adequately and timely respond to the findings and recommendations made by the NTSB and CPUC’s independent review panel and cure the deficiencies that have been identified in the Utility’s operating practices and procedures and corporate culture; developments that may occur in the various investigations of the San Bruno accident and natural gas matters; the decisions, findings, or orders issued in connection with these investigations, including the amount of civil or criminal penalties that may be imposed on the Utility; developments that may occur in the civil litigation related to the San Bruno accident; and the extent of service disruptions that may occur due to changes in pipeline pressure as the Utility continues to inspect and test pipelines;

•
the adequacy and price of electricity and natural gas supplies, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and the availability and price of nuclear fuel used in the two nuclear generation units at Diablo Canyon;

•
explosions, fires, accidents, mechanical breakdowns, equipment failures, human errors, labor disruptions, and similar events, as well as acts of terrorism, war, or vandalism, including cyber-attacks, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies; and subject the Utility to third-party liability for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory penalties on the Utility;

•
the impact of storms, tornadoes, floods, drought, earthquakes, tsunamis, wildland and other fires, pandemics, solar events, electromagnetic events, and other natural disasters, or that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

•
the potential impacts of climate change on the Utility’s electricity and natural gas businesses, the impact of environmental laws and regulations aimed at the reduction of carbon dioxide and other greenhouse gases (“GHG”) on the Utility’s electricity and natural gas businesses, and whether the Utility is able to recover associated compliance costs, including the cost of emission allowances and offsets, that the Utility may incur under cap and trade regulations;

•
changes in customer demand for electricity (“load”) and natural gas resulting from unanticipated population growth or decline in the Utility’s service area, general and regional economic and financial market conditions, the development of alternative energy technologies including self-generation and distributed generation technologies, or other reasons;

•
the occurrence of unplanned outages at the Utility’s large hydroelectric or nuclear generation facilities and the ability of the Utility to procure replacement electricity if hydroelectric or nuclear generation operations were unavailable;

•
the results of seismic studies the Utility is conducting that could affect the Utility’s ability to continue operating Diablo Canyon or renew the operating licenses for Diablo Canyon; the impact of new NRC orders or regulations to implement various recommendations made by the NRC’s task force following the March 2011 earthquake and tsunami in Japan that caused significant damage to nuclear facilities in Japan; and the impact of new legislation, regulations, or policies  that may be adopted in the future to address the operations, security, safety, or decommissioning of nuclear facilities, the storage of spent nuclear fuel, seismic design, cooling water intake, or other issues;

•
the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the outcome of proceedings and investigations relating to the Utility’s natural gas operations affects the Utility’s ability to make distributions to PG&E Corporation in the form of dividends or share repurchases;

•
whether the Utility’s newly installed electric and gas SmartMeterTM devices and related software systems and wireless communications equipment continue to accurately and timely measure customer energy usage and generate billing information, whether the Utility recovers costs associated with analog meters that customers choose instead of digital meters, whether the Utility can successfully implement “dynamic pricing” retail electric rates that are more closely aligned with wholesale electricity market prices, and whether the Utility can continue to rely on third-party vendors and contractors to support the advanced metering system;

•
whether the Utility is able to protect its information technology, operating systems and networks, including the advanced metering system infrastructure, from damage, disruption, or failure caused by cyber-attacks, computer viruses, and other hazards; and whether the Utility’s security measures are sufficient to protect the confidential customer, vendor and financial data contained in such systems and networks from unauthorized access and disclosure;

•	the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation, that are not recoverable through insurance, rates, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•
the impact of environmental remediation laws, regulations, and orders; the extent to which the Utility is able to recover compliance and remediation costs from third parties or through rates or insurance; and the ultimate amount of costs the Utility incurs in connection with its natural gas compressor station located near Hinkley, California which are not recoverable through rates or insurance;

•
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits certain types of governmental bodies to purchase and sell electricity for their local residents and businesses;

•
the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations, such as The Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010 (the “Tax Relief Act”); and

•	other factors and risks discussed in PG&E Corporation and the Utility’s 2011 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Table 7: PG&E Corporation EPS Guidance

2012 EPS Guidance	Low	High
Estimated EPS on an Earnings from Operations Basis	$ 3.10	$ 3.30
Estimated Items Impacting Comparability (1)
Natural gas matters (2)	(1.08)	(0.63)
Environmental-related costs (3)	(0.14)	-
Estimated EPS on a GAAP Basis	$ 1.88	$ 2.67

(1) Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in accordance with GAAP.

(2)  The range includes pipeline-related costs associated with the increased scope of work that the Utility expects to undertake on its natural gas pipeline system, as well as any additional provision for third-party claims.

2012
(in millions, pre-tax)	Low EPS guidance range	High EPS guidance range
Pipeline-related costs (a)	$ (550)	$ (450)
Penalties (b)	-	-
Third-party claims (c)	(225)	0
Insurance recoveries (d)	-	-
Natural gas matters (e)	$ (775)	$ (450)
Natural gas matters, after tax (e)	$ (459)	$ (267)

(a) The pipeline-related cost range of $450 million to $550 million includes costs associated with regulatory and legal proceedings and other gas pipeline costs that may not be recoverable through rates. Although the Utility has requested the CPUC to authorize the Utility to recover certain costs it incurs in 2012 and future years under its proposed pipeline safety enhancement plan, it is uncertain what portion of these costs will be recoverable and when such costs will be recovered.

(b) Although the Utility believes the ultimate amount of penalties could be materially higher than amounts accrued as of December 31, 2011, losses for penalties are recognized only when deemed probable and can be reasonably estimated under applicable accounting standards.

(c) The range for third-party claims in 2012 is in addition to the cumulative provision of $375 million recorded as of December 31, 2011.

(d) Although the Utility considers it likely that a significant portion of the costs it incurs for third-party claims will be covered through its insurance, insurance recoveries are recognized only when deemed probable under applicable accounting standards.

(e) As in 2011, guidance does not include any potential future insurance recoveries or penalties (other than those already accrued) or any potential punitive damages.

(3) The estimate depends primarily on the outcome of a final groundwater remediation plan and other related activities associated with the Hinkley natural gas compressor site.

Please see the accompanying discussion of factors that could cause actual results to differ materially.

Table 8: General Earnings Sensitivities
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2012 Earnings Impact

Rate base	+/- $100 million change in allowed rate base	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $12 million

Share count	+/- 1% change in average shares	+/- $.03 per share

Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and California Gas Transmission	+/- $.01 per share

These general earnings sensitivities that may affect 2012 earnings are forward-looking statements that are based on various assumptions.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see Table 6.

Table 9: Cash Flow Sources and Uses
Year-to-Date 2011
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, January 1, 2011	$ 291

Sources of Cash
Cash from operations	$ 3,739
Decrease in restricted cash	200
Borrowings under revolving credit facilities	358
Net proceeds from issuance of commercial paper	782
Net proceeds from issuance of short-term debt	250
Net proceeds from issuance of long-term debt	792
Common stock issued	662
$ 6,783

Uses of Cash
Capital expenditures	$ 4,038
Net purchases of nuclear decommissioning trust investments	35
Repayments under revolving credit facilities	358
Short-term debt matured	250
Long-term debt matured	700
Energy recovery bonds matured	404
Common stock dividends paid	704
Other, net	72
$ 6,561

Cash and Cash Equivalents, December 31, 2011	$ 513

Source:  PG&E Corporation’s Consolidated Statement of Cash Flows included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 10: Pacific Gas and Electric Company
Summary of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates

2009 Energy Efficiency Incentive Claim	A.11-06-028 D.11-12-036	December 15, 2011 - PG&E awarded $26.2 million in final decision
2012-14 Demand Response Programs and Budgets	A.11-03-001	December 28, 2011 - CPUC ratified Commissioner Peevey’s ruling to continue Demand Response Programs at existing funding levels in 2012 until final decision
Gas Pipeline Safety Order Instituting Rulemaking	R.11-02-019 D.11-03-047 D.11-06-017 D.11-10-010 D.11-12-048
December 23, 2011 - CPSD issued technical report
January 13, 2012 - PG&E’s response to technical report
January 31, 2012 - Intervenor testimony
February 28, 2012 - PG&E rebuttal testimony
March 12-23, 2012 - Hearings

Gas Transmission System Records Order Instituting Investigation	I.11-02-016
January 17, 2012 - Prehearing conference
March 5, 2012 (extended from February 24) - CPSD staff report
April 5, 2012 (extended from March 26) - Intervenor testimony
June 25, 2012 - PG&E response
September 5-19, 2012 - Evidentiary hearings
Final resolution expected by February 2013

Class Location Designation Order Instituting Investigation	I.11-11-009	January 17, 2012 - PG&E’s response to OII February 2, 2012 – PG&E’s second response to OII February 3, 2012 - Prehearing conference April 2, 2012 – PG&E to report final class location results
Order Instituting Investigation into PG&E’s Operations and Practices in Connection with the San Bruno Explosion and Fire	I.12-01-007	February 14, 2012 – Prehearing conference
Rancho Cordova Order Instituting Investigation	I.10-11-013 D.11-12-021	December 1, 2011 - Final decision affirmed $38 million penalty against PG&E
2010 Long Term Procurement Plan (“LTPP”)	R.10-05-006 (D.12-01-033, Track II)
January 12, 2012 - Decision approved modified bundled procurement plan (Track II)
Multi-party Settlement Agreement (Track I, System Resource Plan) and proposals on procurement rules (Track III) - pending proposed decision

Nuclear Relicensing	A.10-01-022 D.12-02-004	February 1, 2012 – Decision approved dismissing proceeding until additional seismic studies are completed, whereupon PG&E was authorized to file motion to re-open
Smart Grid Order Instituting	R.08-12-009 D.09-12-046 D.10-06-047 D.11-07-056 A.11-06-029 A.11-11-017
June 30, 2011 - Smart Grid Deployment Plans filed, currently under review by CPUC
July 28, 2011 - Privacy decision issued
July 28, 2011 - Phase 2 to consider extension of electricity privacy rules to gas corporations, ESPs, and CCAs initiated
November 21, 2011 - PG&E filed Smart Grid Pilot Deployment Project application; schedule not yet adopted

Table 10 (continued): Pacific Gas and Electric Company
Summary of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates

Catastrophic Event Memorandum Account (CEMA)	A.11-09-014	January 31, 2012 - Prehearing conference May 1, 2012 - DRA testimony May 15, 2012 - TURN testimony June 26-27 - Hearings October 29, 2012 - Proposed decision November 29, 2012 - Final decision
SmartMeter Program Modifications	D.12-02-014 A.11-03-014	February 1, 2012 – Commission adopts decision approving PG&E’s SmartMeter Program modifications

Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 11: PG&E Corporation
Consolidated Statements of Income
(in millions, except per share amounts)

	Year ended December 31,
	2011	2010	2009
Operating Revenues
Electric	$ 11,606	$ 10,645	$ 10,257
Natural gas	3,350	3,196	3,142
Total operating revenues	14,956	13,841	13,399
Operating Expenses
Cost of electricity	4,016	3,898	3,711
Cost of natural gas	1,317	1,291	1,291
Operating and maintenance	5,466	4,439	4,346
Depreciation, amortization, and decommissioning	2,215	1,905	1,752
Total operating expenses	13,014	11,533	11,100
Operating Income	1,942	2,308	2,299
Interest income	7	9	33
Interest expense	(700)	(684)	(705)
Other income, net	49	27	67
Income Before Income Taxes	1,298	1,660	1,694
Income tax provision	440	547	460
Net Income	858	1,113	1,234
Preferred stock dividend requirement of subsidiary	14	14	14
Income Available for Common Shareholders	$ 844	$ 1,099	$ 1,220
Weighted Average Common Shares Outstanding, Basic	401	382	368
Weighted Average Common Shares Outstanding, Diluted	402	392	386
Net Earnings Per Common Share, Basic	$ 2.10	$ 2.86	$ 3.25
Net Earnings Per Common Share, Diluted	$ 2.10	$ 2.82	$ 3.20
Dividends Declared Per Common Share	$ 1.82	$ 1.82	$ 1.68

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s
combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 12: PG&E Corporation
Consolidated Balance Sheets
(in millions)

	Balance at December 31,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$ 513	$ 291
Restricted cash ($51 and $38 related to energy recovery bonds at December 31, 2011 and 2010, respectively)	380	563
Accounts receivable
Customers (net of allowance for doubtful accounts of $81 at December 31, 2011 and 2010)	992	944
Accrued unbilled revenue	763	649
Regulatory balancing accounts	1,082	1,105
Other	839	794
Regulatory assets ($336 and $0 related to energy recovery bonds at December 31, 2011 and 2010, respectively)	1,090	599
Inventories
Gas stored underground and fuel oil	159	152
Materials and supplies	261	205
Income taxes receivable	183	47
Other	218	193
Total current assets	6,480	5,542
Property, Plant, and Equipment
Electric	35,851	33,508
Gas	11,931	11,382
Construction work in progress	1,770	1,384
Other	15	15
Total property, plant, and equipment	49,567	46,289
Accumulated depreciation	(15,912)	(14,840)
Net property, plant, and equipment	33,655	31,449
Other Noncurrent Assets
Regulatory assets ($0 and $735 related to energy recovery bonds at December 31, 2011 and 2010, respectively)	6,506	5,846
Nuclear decommissioning trusts	2,041	2,009
Income taxes receivable	386	565
Other	682	614
Total other noncurrent assets	9,615	9,034
TOTAL ASSETS	$ 49,750	$ 46,025

Table 12 (continued): PG&E Corporation
Consolidated Balance Sheets
(in millions, except share amounts)

	Balance at December 31,
	2011	2010
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$ 1,647	$ 853
Long-term debt, classified as current	50	809
Energy recovery bonds, classified as current	423	404
Accounts payable
Trade creditors	1,177	1,129
Disputed claims and customer refunds	673	745
Regulatory balancing accounts	374	256
Other	420	379
Interest payable	843	862
Income taxes payable	110	77
Deferred income taxes	196	113
Other	1,836	1,558
Total current liabilities	7,749	7,185
Noncurrent Liabilities
Long-term debt	11,766	10,906
Energy recovery bonds	-	423
Regulatory liabilities	4,733	4,525
Pension and other postretirement benefits	3,396	2,234
Asset retirement obligations	1,609	1,586
Deferred income taxes	6,008	5,547
Other	2,136	2,085
Total noncurrent liabilities	29,648	27,306
Commitments and Contingencies (Note 15)
Equity
Shareholders’ Equity
Preferred stock	-	-
Common stock, no par value, authorized 800,000,000 shares, 412,257,082 shares outstanding at December 31, 2011 and 395,227,205 shares outstanding at December 31, 2010	7,602	6,878
Reinvested earnings	4,712	4,606
Accumulated other comprehensive loss	(213)	(202)
Total shareholders’ equity	12,101	11,282
Noncontrolling Interest – Preferred Stock of Subsidiary	252	252
Total equity	12,353	11,534
TOTAL LIABILITIES AND EQUITY	$ 49,750	$ 46,025

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s
combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 13: PG&E Corporation
Consolidated Statements of Cash Flows
(in millions)

	Year ended December 31,
	2011	2010	2009
Cash Flows from Operating Activities
Net income	$ 858	$ 1,113	$ 1,234
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	2,215	1,905	1,752
Allowance for equity funds used during construction	(87)	(110)	(94)
Deferred income taxes and tax credits, net	544	756	809
Other	326	293	169
Effect of changes in operating assets and liabilities:
Accounts receivable	(288)	(44)	156
Inventories	(63)	(43)	109
Accounts payable	65	48	(40)
Disputed claims and customer refunds	-	-	(700)
Income taxes receivable/payable	(103)	(78)	171
Other current assets and liabilities	23	111	294
Regulatory assets, liabilities, and balancing accounts, net	(100)	(394)	(516)
Other noncurrent assets and liabilities	349	(351)	(305)
Net cash provided by operating activities	3,739	3,206	3,039
Cash Flows from Investing Activities
Capital expenditures	(4,038)	(3,802)	(3,958)
Decrease in restricted cash	200	66	666
Proceeds from sales and maturities of nuclear decommissioning trust investments	1,928	1,405	1,351
Purchases of nuclear decommissioning trust investments	(1,963)	(1,456)	(1,414)
Other	(113)	(70)	19
Net cash used in investing activities	(3,986)	(3,857)	(3,336)
Cash Flows from Financing Activities
Borrowings under revolving credit facilities	358	490	300
Repayments under revolving credit facilities	(358)	(490)	(300)
Net issuances of commercial paper, net of discount of $4 in 2011, and $3 in 2010 and 2009	782	267	43
Proceeds from issuance of short-term debt, net of issuance costs of $1 in 2010 and 2009	250	249	499
Proceeds from issuance of long-term debt, net of premium, discount, and issuance costs of $8 in 2011, $23 in 2010, and $29 in 2009	792	1,327	1,730
Short-term debt matured	(250)	(500)	-
Long-term debt matured or repurchased	(700)	(95)	(909)
Energy recovery bonds matured	(404)	(386)	(370)
Common stock issued	662	303	219
Common stock dividends paid	(704)	(662)	(590)
Other	41	(88)	(17)
Net cash provided by financing activities	469	415	605
Net change in cash and cash equivalents	222	(236)	308
Cash and cash equivalents at January 1	291	527	219
Cash and cash equivalents at December 31	$ 513	$ 291	$ 527

Table 13 (continued): PG&E Corporation
Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$ (647)	$ (627)	$ (612)
Income taxes, net	(42)	(135)	359
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$ 188	$ 183	$ 157
Capital expenditures financed through accounts payable	308	364	273
Noncash common stock issuances	24	265	50

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 14: PG&E Corporation
Consolidated Statements of Shareholders’ Equity
(in millions, except share amounts)

	Common Stock Shares	Common Stock Amount	Reinvested Earnings	Accumulated Other Comprehensive Income (Loss)	Total Shareholders’ Equity	Noncontrolling Interest – Preferred Stock of Subsidiary	Total Equity	Comprehensive Income
Balance at December 31, 2008	362,346,685	$ 5,984	$ 3,614	$ (221)	$ 9,377	$ 252	$ 9,629
Income available for common shareholders	-	-	1,220	-	1,220	-	1,220	$ 1,220
Employee benefit plan adjustment (net of income tax expense of $8 )	-	-	-	61	61	-	61	61
Comprehensive income								$ 1,281
Common stock issued, net	8,925,772	269	-	-	269	-	269
Stock-based compensation amortization	-	20	-	-	20	-	20
Common stock dividends declared and paid	-	-	(464)	-	(464)	-	(464)
Common stock dividends declared but not yet paid	-	-	(157)	-	(157)	-	(157)
Tax benefit from employee stock plans	-	7	-	-	7	-	7
Balance at December 31, 2009	371,272,457	6,280	4,213	(160)	10,333	252	10,585
Net income	-	-	1,113	-	1,113	-	1,113	$ 1,113
Employee benefit plan adjustment (net of income tax benefit of $25)	-	-	-	(42)	(42)	-	(42)	(42)
Comprehensive income								$ 1,071
Common stock issued, net	23,954,748	568	-	-	568	-	568
Stock-based compensation amortization	-	34	-	-	34	-	34
Common stock dividends declared	-	-	(706)	-	(706)	-	(706)
Tax expense from employee stock plans	-	(4)	-	-	(4)	-	(4)
Preferred stock dividend requirement of subsidiary	-	-	(14)	-	(14)	-	(14)
Balance at December 31, 2010	395,227,205	6,878	4,606	(202)	11,282	252	11,534

Table 14 (continued): PG&E Corporation
Consolidated Statements of Shareholders’ Equity
(in millions, except share amounts)

Net income	-	-	858	-	858	-	858	858
Employee benefit plan adjustment (net of income tax benefit of $9)	-	-	-	(11)	(11)	-	(11)	(11)
Comprehensive income								$ 847
Common stock issued, net	17,029,877	686	-	-	686	-	686
Stock-based compensation amortization	-	37	-	-	37	-	37
Common stock dividends declared	-	-	(738)	-	(738)	-	(738)
Tax benefit from employee stock plans	-	1	-	-	1	-	1
Preferred stock dividend requirement of subsidiary	-	-	(14)	-	(14)	-	(14)
Balance at December 31, 2011	412,257,082	$ 7,602	$ 4,712	$ (213)	$ 12,101	$ 252	$ 12,353

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 15: Pacific Gas and Electric Company
Consolidated Statements of Income
(in millions)

	Year ended December 31,
	2011	2010	2009
Operating Revenues
Electric	$ 11,601	$ 10,644	$ 10,257
Natural gas	3,350	3,196	3,142
Total operating revenues	14,951	13,840	13,399
Operating Expenses
Cost of electricity	4,016	3,898	3,711
Cost of natural gas	1,317	1,291	1,291
Operating and maintenance	5,459	4,432	4,343
Depreciation, amortization, and decommissioning	2,215	1,905	1,752
Total operating expenses	13,007	11,526	11,097
Operating Income	1,944	2,314	2,302
Interest income	5	9	33
Interest expense	(677)	(650)	(662)
Other income, net	53	22	59
Income Before Income Taxes	1,325	1,695	1,732
Income tax provision	480	574	482
Net Income	845	1,121	1,250
Preferred stock dividend requirement	14	14	14
Income Available for Common Stock	$ 831	$ 1,107	$ 1,236

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s
combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 16: Pacific Gas and Electric Company
Consolidated Balance Sheets
(in millions)

	Balance at December 31,
	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$ 304	$ 51
Restricted cash ($51 and $38 related to energy recovery bonds at December 31, 2011 and 2010, respectively)	380	563
Accounts receivable
Customers (net of allowance for doubtful accounts of $81 at December 31, 2011 and 2010)	992	944
Accrued unbilled revenue	763	649
Regulatory balancing accounts	1,082	1,105
Other	840	856
Regulatory assets ($336 and $0 related to energy recovery bonds at December 31, 2011 and 2010, respectively)	1,090	599
Inventories
Gas stored underground and fuel oil	159	152
Materials and supplies	261	205
Income taxes receivable	242	48
Other	213	190
Total current assets	6,326	5,362
Property, Plant, and Equipment
Electric	35,851	33,508
Gas	11,931	11,382
Construction work in progress	1,770	1,384
Total property, plant, and equipment	49,552	46,274
Accumulated depreciation	(15,898)	(14,826)
Net property, plant, and equipment	33,654	31,448
Other Noncurrent Assets
Regulatory assets ($0 and $735 related to energy recovery bonds at December 31, 2011 and 2010, respectively)	6,506	5,846
Nuclear decommissioning trusts	2,041	2,009
Income taxes receivable	384	614
Other	331	400
Total other noncurrent assets	9,262	8,869
TOTAL ASSETS	$ 49,242	$ 45,679

Table 16 (continued): Pacific Gas and Electric Company
Consolidated Balance Sheets
(in millions, except share amounts)

	Balance at December 31,
	2011	2010
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$ 1,647	$ 853
Long-term debt, classified as current	50	809
Energy recovery bonds, classified as current	423	404
Accounts payable
Trade creditors	1,177	1,129
Disputed claims and customer refunds	673	745
Regulatory balancing accounts	374	256
Other	417	390
Interest payable	838	857
Income taxes payable	118	116
Deferred income taxes	199	118
Other	1,628	1,349
Total current liabilities	7,544	7,026
Noncurrent Liabilities
Long-term debt	11,417	10,557
Energy recovery bonds	-	423
Regulatory liabilities	4,733	4,525
Pension and other postretirement benefits	3,325	2,174
Asset retirement obligations	1,609	1,586
Deferred income taxes	6,160	5,659
Other	2,070	2,008
Total noncurrent liabilities	29,314	26,932
Commitments and Contingencies (Note 15)
Shareholders’ Equity
Preferred stock	258	258
Common stock, $5 par value, authorized 800,000,000 shares, 264,374,809 shares outstanding at December 31, 2011 and 2010	1,322	1,322
Additional paid-in capital	3,796	3,241
Reinvested earnings	7,210	7,095
Accumulated other comprehensive loss	(202)	(195)
Total shareholders’ equity	12,384	11,721
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 49,242	$ 45,679

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s
combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 17: Pacific Gas and Electric Company
Consolidated Statements of Cash Flows
(in millions)

	Year ended December 31,
	2011	2010	2009
Cash Flows from Operating Activities
Net income	$ 845	$ 1,121	$ 1,250
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	2,215	1,905	1,752
Allowance for equity funds used during construction	(87)	(110)	(94)
Deferred income taxes and tax credits, net	582	762	787
Other	289	257	148
Effect of changes in operating assets and liabilities:
Accounts receivable	(227)	(105)	157
Inventories	(63)	(43)	109
Accounts payable	51	109	(33)
Disputed claims and customer refunds	-	-	(700)
Income taxes receivable/payable	(192)	(58)	21
Other current assets and liabilities	36	123	305
Regulatory assets, liabilities, and balancing accounts, net	(100)	(394)	(516)
Other changes in noncurrent assets and liabilities	414	(331)	(282)
Net cash provided by operating activities	3,763	3,236	2,904
Cash Flows from Investing Activities
Capital expenditures	(4,038)	(3,802)	(3,958)
Decrease in restricted cash	200	66	666
Proceeds from sales and maturities of nuclear decommissioning trust investments	1,928	1,405	1,351
Purchases of nuclear decommissioning trust investments	(1,963)	(1,456)	(1,414)
Other	14	19	11
Net cash used in investing activities	(3,859)	(3,768)	(3,344)
Cash Flows from Financing Activities
Borrowings under revolving credit facilities	208	400	300
Repayments under revolving credit facilities	(208)	(400)	(300)
Net issuances of commercial paper, net of discount of $4 in 2011, and $3 in 2010 and 2009	782	267	43
Proceeds from issuance of short-term debt, net of issuance costs of $1 in 2010 and 2009	250	249	499
Proceeds from issuance of long-term debt, net of premium, discount, and issuance costs of $8 in 2011, $23 in 2010, and $25 in 2009	792	1,327	1,384
Short-term debt matured	(250)	(500)	-
Long-term debt matured or repurchased	(700)	(95)	(909)
Energy recovery bonds matured	(404)	(386)	(370)
Preferred stock dividends paid	(14)	(14)	(14)
Common stock dividends paid	(716)	(716)	(624)
Equity contribution	555	190	718
Other	54	(73)	(5)
Net cash provided by financing activities	349	249	722
Net change in cash and cash equivalents	253	(283)	282
Cash and cash equivalents at January 1	51	334	52
Cash and cash equivalents at December 31	$ 304	$ 51	$ 334

Table 17 (continued): Pacific Gas and Electric Company
Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$ (627)	$ (595)	$ (578)
Income taxes, net	(50)	(171)	170
Supplemental disclosures of noncash investing and financing activities
Capital expenditures financed through accounts payable	$ 308	$ 364	$ 273

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company’s
combined Annual Report on Form 10-K for the year ended December 31, 2011.

Table 18: Pacific Gas and Electric Company
Consolidated Statements of Shareholders’ Equity
 (in millions)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Reinvested Earnings	Accumulated Other Comprehensive Income (Loss)	Total Share- holders’ Equity	Comprehensive Income
Balance at December 31, 2008	$ 258	$ 1,322	$ 2,331	$ 6,092	$ (216)	$ 9,787
Net income	-	-	-	1,250	-	1,250	$ 1,250
Employee benefit plan adjustment (net of income tax expense of $10)	-	-	-	-	62	62	62
Comprehensive income							$ 1,312
Equity contribution	-	-	718	-	-	718
Tax benefit from employee stock plans	-	-	6	-	-	6
Common stock dividend	-	-	-	(624)	-	(624)
Preferred stock dividend	-	-	-	(14)	-	(14)
Balance at December 31, 2009	258	1,322	3,055	6,704	(154)	11,185
Net income	-	-	-	1,121	-	1,121	$ 1,121
Employee benefit plan adjustment (net of income tax benefit of $25)	-	-	-	-	(41)	(41)	(41)
Comprehensive income							$ 1,080
Equity contribution	-	-	190	-	-	190
Tax expense from employee stock plans	-	-	(4)	-	-	(4)
Common stock dividend	-	-	-	(716)	-	(716)
Preferred stock dividend	-	-	-	(14)	-	(14)
Balance at December 31, 2010	258	1,322	3,241	7,095	(195)	11,721
Net income	-	-	-	845	-	845	$ 845
Employee benefit plan adjustment (net of income tax benefit of $5)	-	-	-	-	(7)	(7)	(7)
Comprehensive income							$ 838
Equity contribution	-	-	555	-	-	555
Common stock dividend	-	-	-	(716)	-	(716)
Preferred stock dividend	-	-	-	(14)	-	(14)
Balance at December 31, 2011	$ 258	$ 1,322	$ 3,796	$ 7,210	$ (202)	$ 12,384

Source:  PG&E Corporation’s and Pacific Gas and Electric Company’s Consolidated Financial Statements and Notes thereto included in PG&E Corporation’s and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2011.